Exhibit 10.69

FIRST AMENDMENT

LEVI STRAUSS & CO. DEFERRED COMPENSATION PLAN FOR EXECUTIVES AND OUTSIDE DIRECTORS

WHEREAS, Levi Strauss & Co. (“LS&CO.”) maintains the Levi Strauss & Co. Deferred Compensation Plan for Executives and Outside Directors (the “Plan”) to provide a deferred compensation program for a select group of management, highly compensated employees or directors.

WHEREAS, pursuant to Section 11.1 of the Plan, the LS&CO. is authorized to amend the Plan at any time and for any reason; and

WHEREAS, LS&CO. desires to amend the definition of “Annual Bonus” to simplify references to reoccurring annual and long-term incentive plans sponsored by LS&CO.; and

WHEREAS, the amendment herein is within the delegated authority of Fred D. Paulenich; and

NOW THEREFORE, Effective January 1, 2003, Section 1.2 of the Plan is hereby amended, in the following manner:

“(a)	Payments under a reoccurring annual or long-term incentive plan;

(b)	Any sign-on bonus payable at a specified future date following an Employee’s commencement of employment;

(c)	Any retention bonus payable to an Employee; or

(d)	Any non-recurring special bonus that the Committee designates, in writing, as eligible for deferral under this Plan.”

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 17th day of November, 2003.

LEVI STRAUSS & CO.

By:	/s/ FRED D. PAULENICH

Fred D. Paulenich Senior Vice President of Worldwide Human Resources